                                                                     Exhibit 1.1

                              $100,000,000

                   GRAHAM-FIELD HEALTH PRODUCTS, INC.

                9-3/4% Senior Subordinated Notes due 2007

                           PURCHASE AGREEMENT
                                                                   July 30, 1997
SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

            Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), $100,000,000 aggregate principal amount of its 9-3/4% Senior Subordinated Notes due 2007 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture, to be dated as of August 4, 1997 (the "Indenture"), between the Company, the Guaranteeing Subsidiaries described therein and American Stock Transfer and Trust Company, as Trustee (the "Trustee"). The Notes are to be guaranteed, jointly and severally, on a senior subordinated basis by the Guaranteeing Subsidiaries in accordance with the terms of the Indenture. Such guarantees are hereinafter referred to as the "Subsidiary Guarantees" and the Notes and the Subsidiary Guarantees are hereinafter referred to as the "Offered Securities".

            The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Offered Securities.

            1. Preliminary Offering Memorandum and Offering Memorandum. The Offered Securities will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated July 16, 1997 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated July 30, 1997 (the "Offering Memorandum"), setting forth information regarding the Company and the Offered Securities. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Offered Securities by the Initial Purchaser.

            The Company understands that the Initial Purchaser proposes to make offers and sales (the "Exempt Resales") of the Offered Securities purchased by the Initial Purchaser hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered to persons whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A (such persons being referred to herein as the "Eligible Purchasers").

            It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS
      (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IS OR WHO THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES PROVIDED THAT A CERTIFICATE OF TRANSFER IN THE FORM PROVIDED FOR IN THE INDENTURE (A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFEREE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED EITHER (X) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS SECURITY OR (Y) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE SECURITY WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(a) OF ERISA.

            It is also understood and acknowledged that holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the date hereof, in substantially the form of Exhibit A hereto. The registration statement to be filed under the Act pursuant to the Registration Rights Agreement is hereinafter referred to as the "Registration Statement." This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents".

            Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or the Offering Memorandum.

            2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of 100% of the principal amount thereof, $100,000,000 aggregate principal amount of Notes.

            (b) The Initial Purchaser has advised the Company that it proposes to offer the Offered Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is purchasing the Offered Securities pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Offered Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Offered Securities only from, and will offer, sell or deliver the Offered Securities as part of its initial offering, only to persons whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions under Rule 144A. The Initial Purchaser has advised the Company that it will offer the Offered Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Offered Securities. Such price may be changed by the Initial Purchaser at any time thereafter without notice.

            The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(c)(xiii) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

            3. Delivery of the Offered Securities and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Offered Securities shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on August 4, 1997 (the "Closing Date"). The place of closing for the Offered Securities and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

            The Offered Securities will be delivered to the Initial Purchaser against payment of the purchase price therefor by wire transfer of federal or other same day funds to an account or accounts designated by the Company. The Notes will be evidenced by one or more global securities in definitive form (the "Global Note") and will be registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"). The Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

            4. Agreements of the Company. The Company agrees with the Initial Purchaser as follows:

            (a) The Company will advise the Initial Purchaser promptly and, if requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's financial condition, business, net worth or results of operations, or of the happening of any event, which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading in any material respect , or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

            (b) The Company will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as it may reasonably request.

            (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised or at any time prior to completion of the distribution of the Offered Securities, file any document which upon filing becomes an Incorporated Document, without delivering a copy of such document to the Initial Purchaser, prior to or concurrently with such filing.

            (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchaser, without charge, in such quantities as the Initial Purchaser shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the Initial Purchaser and by all dealers to whom Offered Securities may be sold, in connection with the offering and sale of the Offered Securities.

            (e) If, at any time prior to completion of the distribution of the Offered Securities by the Initial Purchaser to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if it is necessary to supplement or amend the Offering Memorandum, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchaser agree that the Offering Memorandum should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by the Initial Purchaser, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

            (f) The Company will cooperate with the Initial Purchaser and with their counsel in connection with the qualification of the Offered Securities for offering and sale by the Initial Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company or any of the Guaranteeing Subsidiaries be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would either subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject or subject it to taxation in any such jurisdiction.

            (g) So long as any of the Offered Securities are outstanding, the Company will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

            (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchaser terminating this Agreement pursuant to
Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

            (i) The Company will apply the net proceeds from the sale of the Offered Securities to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

            (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities to facilitate the sale or resale of the Offered Securities. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

            (k) The Company will use its best efforts to cause the Offered Securities to be eligible for trading on The PORTAL Market.

            (l) From and after the Closing Date, so long as any of the Offered Securities are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Offered Securities and prospective purchasers of Offered Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Offered Securities.

            (m) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Offered Securities in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Offered Securities.

            (n) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in representation letters of the Company to DTC relating to the approval of the Offered Securities by DTC for "book entry" transfer.

            (o) The Company agrees that prior to any registration of the Offered Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

            5. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

            (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Offered Securities have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

            (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

            (c) The Incorporated Documents heretofore filed did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


            (d) The Indenture has been duly and validly authorized by the Company and the Guaranteeing Subsidiaries and, upon its execution, delivery and performance by the Company and the Guaranteeing Subsidiaries and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company and the Guaranteeing Subsidiaries, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and conforms in all material respects to the description thereof in the Offering Memorandum; and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Offered Securities contemplated hereby or in connection with the Exempt Resales.

            (e) The Notes and the Subsidiary Guarantees have been duly authorized by the Company or the Guaranteeing Subsidiaries, as the case may be, and, when executed by the Company or the Guaranteeing Subsidiaries, as the case may be, in accordance with the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company or the Guaranteeing Subsidiaries, as the case may be, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Notes and the Subsidiary Guarantees will conform in all material respects to the description thereof in the Offering Memorandum.

            (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the financial condition, business, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

            (g) All the Company's active subsidiaries are listed on Schedule I hereto and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company (with the exception of Everest & Jennings de Mexico S.A. de C.V.) directly or indirectly through other wholly-owned subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance. None of the subsidiaries (as defined in the Exchange Act) of the Company that are not listed on Schedule I hereto has, individually or in the aggregate, any operations, business, property (tangible or intangible), permits, licenses, rights or liabilities (contingent or otherwise) that are material to the Company and the Subsidiaries, taken as a whole.

            (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which could reasonably be expected to have a Material Adverse Effect or materially adversely affect the issuance of the Offered Securities or the consummation of the transactions contemplated by the Operative Documents. There are no material agreements, contracts, indentures, leases or other instruments that are required to be filed as an exhibit to any Incorporated Document that are not so filed. Neither the Company nor any Subsidiary is involved in any material strike, job action or labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

            (i) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (iii) in default in any respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except in the case of clause (ii) or (iii) for such violations or defaults which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

            (j) Neither the issuance, offer, sale or delivery of the Offered Securities, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company or the Guaranteeing Subsidiaries, as the case may be, nor the consummation by the Company or the Guaranteeing Subsidiaries, as the case may be, of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Offered Securities and/or the New Offered Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any indenture, bond, note, lease or other material agreement or material instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any material statute, law, regulation or filing or any material judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (k) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent certified public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

            (l) The financial statements, together with the related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), comply as to form with the requirements of the Exchange Act and present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) is accurately presented and is prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Offering Memorandum have been prepared in accordance with the Commission's rules and regulations with respect to pro forma financial information (including Article 11 of Regulation S-X) and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are reasonably appropriate to give effect to the transactions or circumstances referred to therein.


            (m) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

            (n) The Guaranteeing Subsidiaries have all requisite corporate power and authority to execute, deliver and perform their obligations under the Registration Rights Agreement; the execution and delivery of, and the performance by the Guaranteeing Subsidiaries of their obligations under the Registration Rights Agreement has been duly and validly authorized by the Guaranteeing Subsidiaries and the Registration Rights Agreement has been duly executed and delivered by the Guaranteeing Subsidiaries and constitutes the valid and legally binding agreement of the Guaranteeing Subsidiaries, enforceable against the Guaranteeing Subsidiaries in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

            (o) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the consolidated short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

            (p) Each of the Company and the Subsidiaries has valid title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all material liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum or in an Incorporated Document or exhibit thereto, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

            (q) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Preliminary Offering Memorandum and Offering Memorandum.

            (r) Each of the Company and the Subsidiaries has such permits, licenses, franchises, clearances, certificates and other approvals or authorizations of governmental or regulatory authorities ("Permits") including, without limitation, the Food and Drug Administration (the "FDA") of the U.S. Department of Health and Human Services and/or any committee thereof, as are necessary under applicable law to own their respective properties and to conduct their respective business in the manner described in the Offering Memorandum (including, without limitation, such Permits as are required under such federal, state and other health care laws), except for such failures to have Permits which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed all their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

            (s) The business practices of the Company and each of its Subsidiaries do not violate in any material respect any applicable provisions of federal or state law governing Medicare or any state Medicaid program, including without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and no individual with an ownership or control interest, as defined in 42 U.S.C. Section 1320a-3(a)(3), in the Company or any of its Subsidiaries, or who is an officer, director, or managing employee, as defined in 42 U.S.C.
Section 1320a-5(b), of the Company or any of its Subsidiaries is a person described in 42 U.S.C. Section 1320a-7(b)(8)(B), and the Company's and each of its Subsidiaries' business practices do not violate in any material respect any applicable provisions of federal or state law regarding physician ownership of, or financial relationship with, or referral to entities providing health care related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provision of health care related goods or services.

            (t) The property, assets and operations of the Company and the Subsidiaries comply in all respects with all applicable federal, state and local laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (the "Environmental Laws"), except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, except as disclosed in the Incorporated Documents, none of the Company's nor any of the Subsidiaries' property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance regulated by or form the basis of liability under any Environmental Laws (a "Hazardous Material") into the environment or is in contravention of any federal, state, local or foreign law, order or regulation. Neither the Company nor any of the Subsidiaries has received any notice or claim, nor are there any pending or, to the Company's knowledge, threatened or reasonably anticipated lawsuits or other proceedings against it with respect to material violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment. Neither the Company nor any of the Subsidiaries has any material contingent liability in connection with any release of Hazardous Material into the environment.

            (u) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged. All policies of insurance insuring the Company and each of the Subsidiaries or their respective business, assets, employees, officers and directors are in full force and effect, and the Company and each of the Subsidiaries is in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

            (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary (in his or her capacity as such) has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (x) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed, such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company or any of the Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any of the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

            (y) Each of the Company and the Subsidiaries owns or has obtained valid and enforceable licenses for the patents, patent applications, inventions, technology, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets and rights described in the Offering Memorandum as being owned or used by or licensed to it or necessary for the conduct of its business (collectively, the "intellectual property"). Except as set forth in the Offering Memorandum (i) there are no rights of third parties to any such intellectual property which could reasonably be expected to have a Material Adverse Effect; (ii) to the Company's knowledge there is no infringement by third parties of any such intellectual property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiaries' rights in or to any such intellectual property which could reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such intellectual property which could reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others which could reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application which contains claims that dominate or may dominate any intellectual property described in the Offering Memorandum as being owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of its business or that interferes with the issued or pending claims of any such intellectual property; and (vii) there is no prior art of which the Company is aware that may render any material patent held by the Company or any of the subsidiaries invalid or any patent application held by the Company or any of the subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

            (z) Neither the Company nor any of the Guaranteeing Subsidiaries is, and, upon sale of the Offered Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (aa) When the Offered Securities are issued and delivered pursuant to this Agreement, such Offered Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

            (bb) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Offered Securities in a manner that would require the registration of the Offered Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation
D) in connection with the offering of the Offered Securities.

            (cc) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Offered Securities by the Initial Purchaser.

            (dd) Assuming (i) that the representations and warranties in Section 2 hereof are true, (ii) the Initial Purchaser complies with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Offered Securities is a Qualified Institutional Buyer, the purchase and sale of the Offered Securities pursuant hereto (including the Initial Purchaser's proposed offering of the Offered Securities on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act.

            (ee) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Offered Securities to the Initial Purchaser or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

            6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Offered Securities by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Offered Securities to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

            (b) If any action, suit or proceeding shall be brought against the Initial Purchaser or any person controlling the Initial Purchaser in respect of which indemnity may be sought against the Company, the Initial Purchaser or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Initial Purchaser or the controlling person and the Company and the Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and controlling persons not having actual or potential differing interests with the Initial Purchaser or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchaser, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and the Company, its directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

            (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Offered Securities purchased and resold by it as contemplated hereby exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Offered Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Initial Purchaser or any person controlling the Initial Purchaser, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

            7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase the Offered Securities hereunder are subject to the following conditions:

            (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Offered Securities in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the financial condition, business, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially, adversely affect the market for the Offered Securities, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any officer or director of the Company or any of the Subsidiaries, which makes any statement made in the Offering Memorandum untrue in any material respect or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially, adversely affect the market for the Offered Securities.

            (c) You shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy, special counsel for the Company, dated the Closing Date and addressed to you, that:

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

                  (ii) Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

                  (iii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum;

                  (iv) The Company has the corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue, sell and deliver the Offered Securities to be sold by it to the Initial Purchaser as provided herein, and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and are valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                  (v) The Guaranteeing Subsidiaries have all requisite corporate power and authority to execute, deliver and perform their obligations under the Registration Rights Agreement; the execution and delivery of, and the performance by the Guaranteeing Subsidiaries of their obligations under the Registration Rights Agreement has been duly and validly authorized by the Guaranteeing Subsidiaries and the Registration Rights Agreement has been duly executed and delivered by the Guaranteeing Subsidiaries and constitutes the valid and legally binding agreement of the Guaranteeing Subsidiaries, enforceable against the Guaranteeing Subsidiaries in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

                  (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Guaranteeing Subsidiaries and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and the Guaranteeing Subsidiaries, enforceable in accordance with its terms, subject to the qualification that the enforceability of the obligations of the Company or Guaranteeing Subsidiaries thereunder may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Offered Securities contemplated hereby or in connection with the Exempt Resales;

                  (vii) The Notes and the Subsidiary Guarantees have been duly and validly authorized by the Company or the Guaranteeing Subsidiaries, as the case may be, and when executed by the Company or the Guaranteeing Subsidiaries, as the case may be, in accordance with the Indenture and assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company or the Guaranteeing subsidiaries, as the case may be, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the qualification that the enforceability of the obligations of the Company and the Guaranteeing Subsidiaries thereunder may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                  (viii) Neither the offer, sale or delivery of the Offered Securities, the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby constitutes or will constitute a breach or violation of, or a default under the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any Subsidiaries or any indenture, bond, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is made an exhibit to any Incorporated Document or is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under any such indenture bond, note, lease or other agreement or instrument, nor will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement, the Act and the Exchange Act and the 1939 Act), judgment, injunction, order or decree known to such counsel, applicable to the Company or the Subsidiaries or any of their respective properties;

                  (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or any of the Subsidiaries (except as have been obtained under the Exchange Act, or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Offered Securities, or such as may be required to qualify the Indenture under the 1939 Act, and such as may be required in connection with the performance by the Company of its obligations under the Registration Rights Agreement, as to which such counsel need not express an opinion) for the valid issuance and sale of the Offered Securities to the Initial Purchaser as contemplated by this Agreement;

                  (x) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, are subject, which are not disclosed in the Offering Memorandum and which could reasonably be expected to have a Material Adverse Effect and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be filed as an exhibit to any Incorporated Document that are not filed as required;

                  (xi) The statements in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information shown;

                  (xii) When the Offered Securities are issued and delivered pursuant to this Agreement, such Offered Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

                  (xiii) No registration of the Offered Securities under the Act is required for the sale of the Offered Securities to the Initial Purchaser as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Offered Securities in the Exempt Resales is a Qualified Institutional Buyer and (B) the accuracy of the Initial Purchaser's representations and those of the Company in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales); and

                  (xiv) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Offered Securities by the Initial Purchaser;

            In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel has participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof, and has reviewed the Incorporated Documents, and, nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial, accounting and statistical data included or incorporated by reference in the Offering Memorandum and information furnished by or on behalf of the Initial Purchaser).

            The opinion of such counsel shall be limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware.

            (d) You shall have received on the Closing Date an opinion of Richard S. Kolodny, Esq., General Counsel of the Company, dated the Closing Date and addressed to you, that:

            (i) The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect;

            (ii) Each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company (with the exception of Everest & Jennings de Mexico S.A. de C.V.) directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest or, to such counsel's knowledge, any other lien, adverse claim, equity or other encumbrance, except as disclosed in the Offering Memorandum (or any amendment or supplement thereto);

            (iii) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation or bylaws, or other organizational documents, or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, in each case that is made an exhibit to any Incorporated Document or is known to such counsel;

            (iv) To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries; and to the knowledge of such counsel, each of the Company and the Subsidiaries has all necessary Permits (except where the failure to so have any such Permits, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect) to own its properties and to conduct its business as now being conducted as described in the Offering Memorandum;

The opinion of such counsel shall be limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware.

            (e) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Initial Purchaser, dated the Closing Date, and addressed to you, with respect to the matters referred to in clauses (iv), (vi),
(vii), (xiii) and the penultimate paragraph of the foregoing paragraph (c) and such other related matters as the Initial Purchaser may request.

            (f) You shall have received letters addressed to the Initial Purchaser, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchaser.

            (g)(i) There shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company and the Subsidiaries, taken as a whole, from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the financial condition, business, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum or the Incorporated Documents (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are reasonably acceptable to the Initial Purchaser), to the effect set forth in this
Section 7(g) and in Section 7(h) hereof.

            (h) The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (i) The Initial Purchaser shall have received certificates dated the date hereof and the Closing Date signed by the chief financial officer of the Company substantially in the forms heretofore approved by the Initial Purchaser, respecting the Company's compliance with the financial covenants set forth in the Company's Credit Agreement with IBJ Schroder Bank & Trust Company.

            (j) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

            (k) The Offered Securities shall have been approved for trading on PORTAL.

            (l) The Company and the Guaranteeing Subsidiaries shall have executed and delivered the Indenture and the Registration Rights Agreement.

            (m) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

            All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

            Any certificate or document signed by any officer of the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the statements made therein.

            8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, the Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Securities, including any stamp taxes in connection with the original issuance and sale of the Offered Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Securities; (v) the application for quotation of the Offered Securities on PORTAL; (vi) the qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company of its obligations under the Registration Rights Agreement; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Securities. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this
Section 8 by delivering to counsel for the Initial Purchaser on such date a check payable to such counsel in the requisite amount.

            9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

            10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Offered Securities on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Offered Securities by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

            11. Information Furnished by the Initial Purchaser. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and in the second, third, sixth and seventh paragraphs under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 5(b) and 6 hereof.

            12. Miscellaneous. Except as otherwise provided in Sections 4 and 9 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 400 Rabro Drive East, Hauppage, New York 11788, Attention: General Counsel, with a copy to Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, Attention: Robert Reder, Esq. or (ii) if to the Initial Purchaser, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention:
Frederick W. Kanner, Esq.

            This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company, its directors, its officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Offered Securities in his status as such purchaser.

            13. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

            This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.


                                    Very truly yours,

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                    By:________________________________________
                                       Name:
                                       Title:



Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.



By:______________________________
    Name:
    Title:

                                   SCHEDULE I
                               ACTIVE SUBSIDIARIES

                NAME                                STATE OF INCORPORATION
                ----                                ----------------------
Everest & Jennings Canadian Ltd.                            Canada
Everest & Jennings de Mexico S.A. de C.V.                   Mexico
Everest & Jennings, Inc.                                    California
Graham-Field Bandage, Inc.                                  Rhode Island
Graham-Field Distribution, Inc.                             Missouri
Graham-Field Express, Inc.                                  Delaware
Graham-Field Express (Dallas), Inc.                         Delaware
Graham-Field Express (Puerto Rico), Inc.                    Delaware
Graham-Field, Inc.                                          New York
Graham-Field Temco, Inc.                                    New Jersey
Kuschall of America, Inc.                                   California
LaBac Systems, Inc.                                         Colorado